                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                  FORM 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR (g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                 FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.
--------------------------------------------------------------------------------
           (Exact name of registrant as specified in its charter)


               New York                                    13-3261323
--------------------------------------------------------------------------------
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

            350 Park Avenue
           New York, New York                                 10022
--------------------------------------------------------------------------------
(Address of principal executive offices)                    (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

        TITLE OF EACH CLASS                   NAME OF EACH EXCHANGE ON WHICH
        TO BE SO REGISTERED                   EACH CLASS IS TO BE REGISTERED
        -------------------                   ------------------------------

6.950% SENIOR QUARTERLY INCOME DEBT           NEW YORK STOCK EXCHANGE, INC.
        SECURITIES DUE 2098

Securities to be registered pursuant to Section 12(g) of the Act:

                                    None
--------------------------------------------------------------------------------
                              (Title of Class)


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1), please check the following box. /X/

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2), please check the following box. / /


Securities Act registration statement file number to which the Form 8-A relates: 333-34181.

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.
        --------------------------------------------------------

              For a description of the securities to be registered hereunder, reference is made to the information under the headings "Description of Debt Securities" in the registrant's Prospectus dated September 10, 1997 filed with the Securities and Exchange Commission (the "Commission") on September 16, 1997, as supplemented by the information under the heading "Description of Debt Securities" in the registrant's Prospectus Supplement, dated November 6,
1998, filed with the Commission on November 10, 1998, each of which forms a part of the registrant's Registration Statement on Form S-3 (Registration No. 333-34181), and which information is hereby incorporated herein by reference and made part of this application in its entirety.

ITEM 2. EXHIBITS.
        ---------

I.     The following exhibits are incorporated herein by reference:

       Exhibit 1 - The form of Debt Securities to be registered hereunder is incorporated by reference to the form thereof in Exhibit 2 to the registrant's Current Report on Form 8-K filed with the Commission on November 12, 1998 (the "November 12, 1998 Form 8-K"), which incorporates such document by reference into Registration Statement No. 333-34181.

       Exhibit 2 - The Indenture dated as of September 15, 1997, between the registrant and First Union National Bank, as Trustee (the "Trustee"), relating to the Debt Securities to be registered hereunder, is incorporated by reference to the form thereof in Exhibit 2 to the registrant's Current Report on Form 8-K filed with the Commission on September 19, 1997, which incorporates such document by reference into Registration Statement No. 333-34181.

       Exhibit 3 - The First Supplemental Indenture dated as of November 13, 1998, to the Indenture dated as of September 15, 1997, between the registrant and the Trustee, relating to the Debt Securities to be registered hereunder is incorporated by reference to the form thereof in Exhibit 6 to the November 12, 1998 Form 8-K, which incorporates such document by reference into Registration Statement No. 333-34181.

       Exhibit 4 - The Officers' Certificate Pursuant to Section 2.01 and
       2.03 of the Indenture, which is incorporated by reference to the form thereof in Exhibit 5 to the November 12, 1998 Form 8-K, which incorporates such document by reference into Registration Statement No. 333-34181.

II. No other Exhibits are applicable because the registrant already has other securities registered on the New York Stock Exchange, Inc.

                                  SIGNATURE


       Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


November 13, 1998                       FINANCIAL SECURITY ASSURANCE
                                        HOLDINGS LTD.


                                        By: /s/ Bruce E. Stern
                                            ------------------------------------
                                            Bruce E. Stern
                                            General Counsel and Secretary


                                   Page 3